EXHIBIT 99.2

                                [GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

D. Ashley Lee                                                       Katie Brazel
Executive Vice President, Chief Financial Officer and          Fleishman Hillard
Chief Operating Officer                                      Phone: 404-739-0150
Phone: 770-419-3355

               CRYOLIFE NAMES FORMER FDA OFFICIAL JAMES S. BENSON
                            TO ITS BOARD OF DIRECTORS

ATLANTA, December 28, 2005 -- CryoLife, Inc. (NYSE: CRY), a biomaterials and biosurgical device company, announced today the appointment of James S. Benson to its Board of Directors. Mr. Benson retired in 2002 from Advanced Medical Device Association (AdvaMed, formerly known as the Health Industry Manufacturers Association), where he was Executive Vice President for Technical and Regulatory Affairs.

Prior to his tenure at AdvaMed, Mr. Benson served for 20 years with the Food and Drug Administration (FDA), where he held several senior positions, including Acting Commissioner, and worked closely with other federal agencies involved in public health such as the National Institutes of Health (NIH) and the Centers for Disease Control and Prevention (CDC). He retired from the FDA as director of the Center for Devices and Radiological Health (CDRH) in 1992.

While at AdvaMed, Mr. Benson was instrumental in working with Congress to create the Food and Drug Modernization Act of 1997, the Biomaterials Access Act of 1998 and the Medical Device UserFee and Modernization Act of 2002.

Steven G. Anderson, President and Chief Executive Officer, stated, "I'm delighted to have Jim join the CryoLife Board of Directors. His many years at the FDA where he was deeply involved in interpreting laws that affect public health and establishing health policy will be invaluable to the company as we move forward. The Board joins me in offering our congratulations to Jim. We look forward to working with him."

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Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular and vascular surgeries throughout the United States and Canada. The Company's BioGlue(R) Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada for use in soft tissue repair and approved in Australia for use in vascular and pulmonary sealing and repair. The Company also manufactures the SG Model #100 vascular graft, which is CE marked for distribution within the European Community.


     Statements made in this press release that look forward in time or that express management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. These risks and uncertainties include that Mr. Benson's experience will not prove invaluable to the Company, that the Company's aggregate revenues and expenses may not meet its expectations, the possibility that as a result of its inspections of the Company's facilities or other events the FDA could impose additional restrictions on the Company's operations, require a recall, prevent the Company from processing and distributing tissues or manufacturing and distributing other products, or take other actions which the Company may not be able to address in a timely or cost-effective manner if at all, that the Company may not have sufficient borrowing or other capital availability to fund its business, that pending or threatened litigation cannot be settled on terms acceptable to the Company, that the Company may not have sufficient resources to pay punitive damages or other liabilities arising from litigation which are not covered by available insurance, the possibility of severe decreases in the Company's revenues and working capital, that to the extent the Company does not have sufficient resources to pay the claims against it, it may be forced to cease operations or seek protection under applicable bankruptcy laws, changes in laws and regulations applicable to CryoLife and other risk factors detailed CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2004, its registration statement on Form S-3 (Reg. No. 333-121406), CryoLife's most recent Form 10-Q, and its other SEC filings. The Company does not undertake to update its forward-looking statements.

   For additional information about the company, visit CryoLife's web site: http://www.cryolife.com

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